Exhibit 99
                        FORM 4 JOINT FILERS' INFORMATION


   Name:  Andreeff Equity Advisors, L.L.C.
   Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL   32459
   Designated Filer:  Dane Andreeff
   Issuer & Ticker Symbol:  Benihana (BNHNA)
   Date of Event Requiring Statement:  September 24, 2008


   Signature: /s/ Dane Andreeff
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         By:  Dane Andreeff, Managing Member